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                                                                     EXHIBIT 5.1

                                  LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


               400 COLONY SQUARE                           OTHER OFFICES:
                    SUITE 2200                     Charleston, South Carolina
           1201 PEACHTREE STREET, N.E.              Charlotte, North Carolina
             ATLANTA, GEORGIA  30361                Columbia, South Carolina
             TELEPHONE (404) 817-6000                Florence, South Carolina
            TELECOPIER (404) 817-6050               Greenville, South Carolina
                                                   Myrtle Beach, South Carolina



                                 June 26, 1996


Phoenix International Ltd., Inc.
900 Winderley Place
Suite 140
Maitland, Florida  32751


Gentlemen:

         We have acted as counsel to Phoenix International Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-1 (Reg. No. 333-03355) (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 1,239,125 shares (the "Shares") of the Company's Common Stock, $.01 par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                                  Very truly yours,

                                  /s/ Nelson Mullins Riley & Scarborough, L.L.P. NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.